Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-123308)
(2) Registration Statement (Form S-8 No. 33-96226)
(3) Registration Statement (Form S-8 No. 333-67849)
(4) Registration Statement (Form S-8 No. 333-176317)
(5) Registration Statement (Form S-8 No. 333-197782)

of our report dated June 1, 2017 with respect to the consolidated financial statements of TOKIN Corporation and subsidiaries for the year ended March 31, 2017 included in this Current Report (Form 8-K/A) of KEMET Corporation and subsidiaries, filed with the Securities and Exchange Commission.

/S/ Ernst & Young ShinNihon LLC

Tokyo, Japan

July 5, 2017